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                                                                  EXHIBIT 10.13

                           REQUISITE TECHNOLOGY, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

              ADOPTED BY BOARD OF DIRECTORS JULY 17, 2000
                APPROVED BY STOCKHOLDERS _______________ , 2000
                             TERMINATION DATE: NONE


1.       PURPOSE.

         (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company through accumulated payroll deductions, enabling such Employees to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between the Company's Employees and its stockholders, and to provide a benefit to the Company's employees.

         (b) The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

         (e) "COMMON STOCK" means the common stock of the Company.

         (f) "COMPANY" means Requisite Technology, Inc., a Delaware corporation.

         (g) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (h) "DIRECTOR" means a member of the Board.

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         (i) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

         (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate.

         (k) "EMPLOYEE STOCK PURCHASE PLAN" means a plan that grants rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                  (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (n) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (o) "OFFERING" means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

         (p) "OFFERING DATE" means a date selected by the Board for an Offering to commence.

         (q) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an


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"affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (r) "PARTICIPANT" means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

         (s) "PLAN" means this 2000 Employee Stock Purchase Plan.

         (t) "PURCHASE DATE" means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

         (u) "RIGHT" means an option to purchase Shares granted pursuant to the Plan.

         (v) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (x) "SHARE" means a share of the common stock of the Company.

3.       ADMINISTRATION.

         (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

                  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                  (iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv) To amend the Plan as provided in paragraph 14.



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                  (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates that are not in conflict with the provisions of the Plan and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

         (c) In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with
Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate Two Million (2,000,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

         (b) The aggregate number of Shares that may be sold pursuant to Rights granted under the Plan as specified in paragraph 4(a) hereof automatically shall be increased as follows:

                  (i) For a period of nine (9) years, on the last day of each calendar year (the "Calculation Date"), commencing on December 31, 2000 and ending on December 31, 2009, the aggregate number of Shares specified in paragraph 4(a) hereof shall be increased by the greater of (1) that number of Shares equal to two percent (2%) of the Diluted Shares Outstanding or (2) that number of Shares that have been sold pursuant to Rights granted under the Plan in the prior 12-month period; provided, however, that the Board of Directors may provide for a lesser increase in the number of Shares in any year.

                  (ii) The maximum aggregate number of Shares that may be sold pursuant to Rights granted under the Plan shall not increase by more than seven million (7,000,000) Shares during said 10-year period.

                  (iii) For purposes of paragraph 4(b)(ii) hereof, "Diluted Shares Outstanding" shall mean, as of any date, (1) the number of outstanding Shares on such Calculation Date, plus (2) the number of Shares issuable upon such Calculation Date assuming the conversion of all outstanding Preferred Stock and convertible notes, plus (3) the additional number of dilutive Common Stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.



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         (c) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.       GRANT OF RIGHTS; OFFERING.

         (a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of
Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

         (b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.       ELIGIBILITY.

         (a) Rights may be granted only to Employees of the Company or, as the Board may designated as provided in subparagraph 3(b), to Employees of an Affiliate.

                  (i) Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require in the Offering, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

                  (ii) The Board may provide in an Offering that Employees whose customary employment is twenty (20) hours or less per week shall not be eligible to participate.

                  (iii) The Board may provide in an Offering that Employees whose customary employment is for not more than five (5) months in any calendar year shall not be eligible to participate.



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                  (iv) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

         (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right;

                  (ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

         (c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

         (d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

7.       RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

                  (i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular


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Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

                  (ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

         (b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

         (c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee's Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering.



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         (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

         (d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.       EXERCISE.

         (a) On each Purchase Date specified therefor in the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Fractional Shares may be issued upon the exercise of Rights granted under the Plan if specifically provided for in the Offering.

         (b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the



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Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

         (c) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Rights, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Common Stock issued or issuable pursuant to Rights granted under the Plan.. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.      USE OF PROCEEDS FROM SHARES.

         Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.



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12.      RIGHTS AS A STOCKHOLDER.

         A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant's Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.      ADJUSTMENTS UPON CHANGES IN SECURITIES.

         (a) If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

         (b) In the event of a proposed dissolution or liquidation of the Company, then all outstanding Rights shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         (c) In the event of a Change in Control, then (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Stockholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then the Participants' accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) shall be used to purchase Shares under the ongoing Offering on the date immediately prior to the effective or closing date of the Change in Control transaction described above and the Participants' Rights under the ongoing Offering thereafter be terminated. Notwithstanding the foregoing, if such potential purchase of Shares prior to the next established Purchase Date would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent public accountants prior to the Change in Control, such purchase shall not occur and the Board may terminate the Plan in accordance with
Section 16 hereof.

         For purposes of this Plan, "Change in Control" means: (i) a sale, lease or other disposition of all or substantially all of the assets of the Company,
(ii) a merger or consolidation in which the Company is not the surviving corporation, (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) an acquisition by any Group of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or its successor representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, provided that a transaction described in (ii) or (iii) above shall constitute a Change in Control only if the stockholders of the Company immediately prior to such merger, consolidation or reverse merger: (A) hold less than fifty percent (50%) of the outstanding securities of the surviving company following the merger, consolidation or reverse merger, or (B) in the event that the securities of an affiliated entity or corporation are issued to the stockholders of the Company in the transaction, hold less than fifty percent (50%) of the outstanding securities of such affiliated entity or corporation. A Change in Control shall not include the initial public offering of the securities of the Company (the "IPO"), nor does it include any event, transaction or series of transactions constituting part of an IPO or an attempted IPO.


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14.      AMENDMENT OF THE PLAN.

         (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements.

         (b) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

         (c) NO IMPAIRMENT OF RIGHTS. Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

         (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan's reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

                           REQUISITE TECHNOLOGY, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                                    OFFERING

                              ADOPTED JULY 17, 2000
                         EFFECTIVE DATE __________, 2000

1. GRANT OF RIGHTS.

         (a) The Board of Directors ("Board") of Requisite Technology, Inc., a Delaware corporation (the "Company"), pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of Rights to purchase Shares of the Company to all Eligible Employees (an "Offering"). Defined terms not explicitly defined in this Offering but defined in the Plan shall have the same definitions as in the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

         (b) An "Offering Date" is the first day of an Offering. An Offering may consist of one purchase period or may be divided into shorter purchase periods ("Purchase Periods"). A "Purchase Date" is the last day of a Purchase Period or the Offering, as the case may be.

         (c) Except as otherwise provided, each Offering hereunder shall be twenty-four (24) months long and shall be divided into four (4) shorter Purchase Periods approximately six (6) months in length. Except as otherwise provided, Purchase Periods shall begin every ________________and ________________, and Purchase dates shall be every __________and ________________. Offerings shall be consecutive. A new Offering shall start the day after the current Offering ends.

         (d) The first Offering shall begin on the effective date of the initial public offering of the Shares and end on [JUNE 30, 2002] (the "Initial Offering"); provided, however, that the Initial Offering cannot exceed twenty-seven (27) months. The Initial Offering will be divided into four (4) shorter Purchase Periods of approximately six (6) months in duration, with the initial Purchase Period ending on [DECEMBER 31, 2000], the second Purchase Period ending on [JUNE 30, 2001], the third Purchase Period ending on [DECEMBER 31, 2001] and the fourth Purchase Period ending on [JUNE 30, 2002].

         (e) Thereafter consecutive 24-month Offerings shall begin on [JULY 1, 2002] and on each subsequent anniversary of the most recent Offering Date; provided, however, that if on the first day of a new Purchase Period during the Offering the fair market value of the Shares is less than it was on the Offering Date for that Offering, that day shall become the next Offering Date, and the Offering that would otherwise have continued in effect shall immediately terminate. Each Offering after the Initial Offering shall end on the day prior to the anniversary of its Offering Date unless sooner terminated as provided above.

                                       1.

2. ELIGIBLE EMPLOYEES.

         (a) All employees of the Company and each of its Affiliates incorporated in the United States shall be granted Rights to purchase Shares under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 6(a) of the Plan and is employed on the Offering Date of such Offering (an "Eligible Employee").

         (b) Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted Rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than twenty (20) hours per week or five (5) months or less per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 6(c) of the Plan.

         (c) Notwithstanding the foregoing, each person who first becomes an Eligible Employee during any Offering will, on the next [JULY 1] or [JANUARY 1] during that Offering, receive a Right under such Offering, which Right shall thereafter be deemed to be a part of the Offering whether or not the Eligible Employee enrolls in such Purchase Period or in a later Purchase Period during the Offering. Such Right shall have the same characteristics as any Rights originally granted under the Offering except that:

                  (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right; and

                  (ii) the Offering for such Right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

3. RIGHTS.

         (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the Right to purchase the number of Shares purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings paid during such Offering after the Eligible Employee first commences participation; provided, however, that no employee may purchase Shares on a particular Purchase Date that would result in more than fifteen percent (15%) of such employee's Earnings in the period from the Offering Date to such Purchase Date having been applied to purchase Shares under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) For this Offering, "Earnings" means the base compensation paid to an employee, including all salary and wages (including overtime pay, commissions, bonuses, and amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

                                       2.

         (c) Notwithstanding the foregoing, the maximum number of Shares an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of Shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Right under such Offering has been outstanding at any time, minus (y) the fair market value of any other Shares (determined as of the relevant Offering Date with respect to such Shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of Shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of Shares subject to other Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

         (d) The maximum aggregate number of Shares available to be purchased by all Eligible Employees under an Offering shall be the number of Shares remaining available under the Plan on the Offering Date. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed the maximum aggregate number of Shares available, the Board shall make a pro rata allocation of the Shares available in a uniform and equitable manner.

4. PURCHASE PRICE.

         (a) The purchase price of the Shares under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Shares on the Offering Date or eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date, in each case rounded up to the nearest whole cent per Share.

         (b) For the Initial Offering, the fair market value of the Shares at the time when the Offering commences shall be the price per Share at which Shares are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

5. PARTICIPATION.

         (a) An Eligible Employee may elect to participate in an Offering only at the beginning of the Offering, the start of any Purchase Period during the Offering, or such later date specified in subparagraph 2(c).

         (b) A Participant who is enrolled in an Offering automatically will be enrolled in the next Offering that commences after the current Offering ends.

         (c) An Eligible Employee shall become a Participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%) of Earnings. A Participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be


                                       3.

delivered to the Company at least ten (10) days before the Offering Date, or before such later date specified in subparagraph 2(c), in advance of the date of participation to be effective, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. For the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering may be after the Offering Date, as determined by the Company and communicated to such Eligible Employees.

         (d) If the agreement authorizing payroll deductions is required to be delivered to the Company a specified number of days before the Offering Date to be effective, then an employee who becomes eligible during the required delivery period shall not be considered to be an Eligible Employee at the beginning of the Offering but may elect to participate during the Offering as provided in subparagraph 2(c).

6. CHANGING PARTICIPATION LEVEL DURING OFFERING; WITHDRAWAL FROM OFFERING.

         (a) A Participant may not increase or decrease his or her deductions during the course of a Purchase Period. A Participant may increase or decrease his or her deductions prior to the beginning of a new Purchase Period or a new Offering, to be effective at the beginning of such new Purchase Period or new Offering. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form as the Company provides and up to fifteen (15) days before the start of such new Purchase Period or new Offering (or such shorter period of time determined by the Company and communicated to Participants).

         (b) A Participant may reduce to zero (as set forth in subsection 6(d)) his or her deductions during a Purchase Period, effective as soon as administratively practicable. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form as the Company provides and up to fifteen (15) days before the end of such Purchase Period (or such shorter period of time determined by the Company and communicated to Participants).

         (c) Except as otherwise specifically provided herein, a Participant may not increase or decrease his or her participation level during the course of an Offering.

         (d) A Participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant on any prior Purchase Dates), without interest, or reduce his or her participation percentage to zero (0), at any time prior to the end of the Offering, excluding only each fifteen (15) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants) by delivering a withdrawal notice to the Company in such form as the Company provides.

7. PURCHASES AND BROKERAGE ACCOUNTS.

         Subject to the limitations contained herein, on each Purchase Date, each Participant's accumulated payroll deductions (without any increase for interest) shall be applied to the


                                       4.

purchase of Shares, up to the maximum number of Shares permitted under the Plan and the Offering.

         As soon as practicable following each Purchase Date, the Company shall deliver all Shares purchased pursuant to this Section 7 to a broker designated by the Committee. Such broker shall hold such Shares for the benefit of each Participant for the disqualifying disposition period set forth in Code Section 422, unless sold or otherwise transferred pursuant to the terms of the Plan. A Participant may instruct any such designated broker to sell or otherwise transfer Shares at any time, subject to applicable securities laws and black out periods. As may be determined by the Committee in its sole discretion from time to time, Shares shall be delivered by means of a book entry system.

8. NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

9. EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The Rights granted under an Offering are subject to the approval of the Plan by the Shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code.

10. OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan.


                                       5.